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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 12, 2006


                          SYNOVA HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                     000-51492                  91-1951171
 (State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         In connection with the previous amendments to the terms of the January 2006 unit offering (the "Unit Offering") of Synova Healthcare Group, Inc. (the "Company"), on April 12 and 13, 2006, the Company obtained the consent of the other investors purchasing units in the Company's October 2005 and January 2006 unit offerings to make substantially similar modifications to the terms of such investors' respective Securities Purchase Agreements, Registration Rights Agreements and common stock purchase warrants.

         The Securities Purchase Agreements have been amended to decrease the effective purchase price and the price at which anti-dilution rights are triggered pursuant to the terms of the Unit Offering from $2.00 to $1.50 per share. The Company will issue to each holder an amount of shares (the "Adjustment Shares") necessary to reduce the per share purchase price of Common Stock acquired by such holder in the Unit Offering from $2.00 to $1.50. All Adjustment Shares will be eligible to be included in the Company's registration statement pursuant to the Registration Rights Agreement described below.

         The Registration Rights Agreements have been amended to reflect the reduction in the anti-dilution price to $1.50 described above. Under the revised agreement, the Company must use best efforts to have the registration statement declared effective by June 28, 2006. In addition, the Registration Rights Agreements as to certain investors have been amended to permit the Company to include additional shares of Common Stock under the registration statement, including shares potentially registrable through the exercise of outstanding piggyback registration rights, and to file other registration statements without the consent of the holders of the registrable securities.

         The common stock purchase warrants issued as part of the units sold to the investors in the Unit Offering have been amended to reduce the per share exercise price from $3.00 to $2.50 and to increase the number of shares exercisable under a holder's warrant by an amount equal to 50% of the Adjustment Shares issued to such holder under the revisions to the Securities Purchase Agreement. The average closing price trigger for the Company's redemption right under each common stock purchase warrant has also been reduced to $4.00.

ITEM 3.02     RECENT SALES OF UNREGISTERED SECURITIES.

         In connection with the amendments described in Item 1.01 above, the Company will issue to each investor an appropriate number of Adjustment Shares and increase the aggregate number of shares of Common Stock that may be purchased under each common stock purchase warrant by 50% of such Adjustment Shares. The terms of the units sold to the investors have been amended as described in Item 1.01 above, which description is incorporated herein by reference in response to this Item 3.02.

         The amendments to the securities described above were effected without registration under the Securities Act, in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The exchanges of the Company's securities represented by the amendments described above were effected without remuneration or compensation to any person therefor. The Company believes that these transactions were also exempt from registration because the subject securities were sold to a limited group of persons, each of whom was believed to have been (i) either an accredited investor or a sophisticated investor at the time of the sale and had a pre-existing business or personal relationship with us, our management or the placement agent, and (ii) purchasing the securities for investment without a view to resale or further distribution. Restrictive legends stating that the securities may not be offered and sold in the United States absent registration under the Securities Act or an applicable exemption therefrom were placed on certificates evidencing the Common Stock and common stock purchase warrants and/or agreements relating to the right to purchase the units. We believe no form of general solicitation or general advertising was made in connection with the amendment of these securities.

ITEM 3.03     MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS.

          The information set forth in response to Items 1.01 and 3.02 above is incorporated herein by reference in response to this Item 3.03.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SYNOVA HEALTHCARE GROUP, INC.



Date:  April 18, 2006                    By:    /s/ Robert L. Edwards
                                                --------------------------------
                                                Name:  Robert L. Edwards
                                                Title: Chief Financial Officer